UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): December 5, 2011
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
5215 N. O’Connor Blvd., Suite 1400 Irving, Texas 75039 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2011, Nexstar Broadcasting Group, Inc. (the “Company”) announced that Richard Rogala was named Senior Vice President of Sales, a new position at the Company. Mr. Rogala previously served as Senior Vice President and Regional Manager at the Company.

Additionally, on December 5, 2011, Nexstar Broadcasting, Inc., an indirect wholly-owned subsidiary of the Company, entered into an amendment to Mr. Rogala’s employment agreement. Under the amendment Mr. Rogala’s term of employment is extended through December 31, 2014. Mr. Rogala’s base salary is defined as $250,000, $255,000 and $260,000 for the years ended December 31, 2012, 2013 and 2014, respectively. Mr. Rogala is eligible to receive quarterly and/or annual bonuses up to or exceeding targeted amounts, as determined by the CEO, with the approval of the Compensation Committee of the Company’s Board of Directors. The quarterly targets are $20,000, $22,500 and $25,000 per quarter for the years ended December 31, 2012, 2013 and 2014, respectively. The annual targets are $70,000, $72,500 and $75,000 during the years ended December 31, 2012, 2013 and 2014, respectively.

The foregoing description is qualified in its entirety by reference to the text of the amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Press release of Nexstar Broadcasting Group, Inc., dated December 5, 2011

10.2	Amendment to Executive Employment Agreement, dated December 5, 2011, by and between Richard Rogala and Nexstar Broadcasting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

Date: December 8, 2011	By: Name: Title:	/s/ Thomas E. Carter Thomas E. Carter Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Press release of Nexstar Broadcasting Group, Inc., dated December 5, 2011

10.2	Amendment to Executive Employment Agreement, dated December 5, 2011, by and between Richard Rogala and Nexstar Broadcasting, Inc.